UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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SONNET BIOTHERAPEUTICS HOLDINGS, INC.

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On June 2, 2022, Sonnet BioTherapeutics Holdings, Inc. issued the following press release:

Sonnet BioTherapeutics Announces Adjournment of Annual Meeting Due to Lack of Quorum

PRINCETON, NJ / ACCESSWIRE / June 2, 2022 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, today announced that the Company’s 2022 Annual Meeting of Stockholders, on June 2, 2022 at 9:00 a.m. Eastern Time, was convened and adjourned, without any business being conducted, due to lack of the required quorum.

A quorum consists of a majority of the outstanding shares entitled to vote. There were fewer than a majority of outstanding shares entitled to vote, either present in person or represented by proxy, at the Annual Meeting. The Annual Meeting therefore had no quorum and was adjourned to 9:00 a.m. Eastern Time on Thursday, June 23, 2022 at www.viewproxy.com/SONN/2022/VM to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2022.

During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the proxy statement.

Only stockholders of record as of the record date, April 4, 2022, are entitled to and are being requested to vote. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 46% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

The Company encourages all stockholders of record on April 4, 2022 who have not yet voted to do so before June 22, 2022 at 11:59 p.m., Eastern Time.

Annual Meeting of Stockholders of Sonnet BioTherapeutics Holdings, Inc.

The adjourned meeting will be held at 9:00 a.m. Eastern Time on June 23, 2022 virtually at www.viewproxy.com/SONN/2022/VM. The Board of Directors unanimously recommends that stockholders vote FOR all proposals on the agenda.

Stockholders may cast their vote live with a proxy specialist by calling toll free at 1-866-402-3905 24 hours a day until 11:59 p.m., Eastern Time, on June 22, 2022.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Michael V. Morabito, Ph.D.

Solebury Trout

917-936-8430

mmorabito@soleburytrout.com